Exhibit 99.1

GETTY IMAGES REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2003

•	Revenue grew almost 15 percent
•	Operating income rose to $23.9 million, with a margin of 18.4 percent
•	Earnings per share increased from $0.05 to $0.23

SEATTLE, April 23, 2003 – Getty Images, Inc. (NYSE:GYI), the world’s leading imagery company, today reported results for the first quarter ended March 31, 2003. Revenue was $130.3 million, a 14.5 percent increase over revenue of $113.9 million in the first quarter of 2002, including a 6.5 percent benefit from foreign currency translation. Operating income for the first quarter of 2003 improved to $23.9 million, or 18.4 percent of revenue, compared to $8.4 million, or 7.4 percent of revenue, in the same quarter last year. Net income for the first quarter was $13.2 million, or $0.23 per diluted share, compared to $2.7 million, or $0.05 per diluted share, for the same quarter in 2002.

Cash and short-term investment balances increased to $133.6 million at March 31, 2003, up from $116.8 million at the end of 2002. Free cash flow from operations (net cash provided by operating activities minus acquisition of property and equipment) for the quarter was $13.8 million.

“We are pleased to announce the best quarter in our history, with significant revenue and earnings growth,” said Jonathan Klein, Getty Images’ co-founder and CEO. “We achieved these results notwithstanding a challenging economic and geo-political environment, while also making significant progress on our key strategic initiatives for the year. The results for the first quarter provide an excellent start towards achieving our key objective for 2003, which is to grow our revenue. Due to the strength and quality of our business model, the quarter demonstrated that revenue growth leads to significant and meaningful increases in margins, earnings and free cash flow.”

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of April 23, 2003. The company intends to continue its practice of not updating forward-looking statements until the next quarterly results announcement, other than in publicly available statements.

For the second quarter of 2003, the company expects to report revenue in the range of $125 million to $130 million and diluted earnings per share of $0.19 to $0.23.

For 2003, the company expects revenue in the range of $495 million to $515 million and earnings per share of $0.75 to $0.95.

Webcast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 800.289.0494 (North America) or 913.981.5520 (international), confirmation number 772546. There will be a live webcast of the conference call, which can be accessed from the Investors section of the Getty Images Web site at www.gettyimages.com. The company will also provide

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Getty Images, Inc.

First Quarter 2003 Financial Results

a replay of the conference call at 888.203.1112 (North America) or 719.457.0820 (international), confirmation number 772546, until Friday, April 25 at 9:00 pm PT. The webcast will be archived on the Getty Images Web site and will be available until April 23, 2004.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the Company as well as from risks and uncertainties beyond the Company’s control. These risks and uncertainties include, among others, the risks associated with changes in the economic, political, competitive and technological environments, and the risks associated with system security and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Annual Report on Form 10-K for the year ended December 31, 2002. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

About Getty Images

Getty Images is the world’s leading imagery company, creating and providing the largest and most relevant collection of still and moving images to communication professionals around the globe. From sports and news photography to archival and contemporary imagery, Getty Images’ products are found each day in newspapers, magazines, advertising, films, television, books and Web sites. Getty Images’ Web site, www.gettyimages.com, is the first place customers turn to search, purchase and download powerful imagery. Seattle-headquartered Getty Images is a global company, and has customers in more than 50 countries.

Contacts:
Investors:	Media:
Kira Bacon	Rosanne Marks
Vice President of Investor Relations	Vice President of Corporate Communications
206.925.6448	206.925.6412
kira.bacon@gettyimages.com	rosanne.marks@gettyimages.com

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Getty Images, Inc.

First Quarter 2003 Financial Results

GETTY IMAGES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2003	2002
	(In thousands, except per share data)
Sales	$130,317	$113,852
Cost of sales	37,315	30,093

Gross profit	93,002	83,759

Selling, general and administrative expenses	53,365	53,172
Depreciation	14,934	15,344
Amortization, including catalogs of $4.6 million in 2002	934	5,994
(Gain) loss on disposition of assets and a business	(160)	812

Operating expenses	69,073	75,322

Income from operations	23,929	8,437

Interest expense	(3,758)	(4,043)
Interest income	602	243
Exchange gains (losses), net	915	(169)
Other income (expense), net	5	(17)

Income before income taxes	21,693	4,451

Income tax expense	(8,463)	(1,771)

Net income	$13,230	$2,680

Earnings per share:
Basic	$0.25	$0.05
Diluted	0.23	0.05

Shares used in computing earnings per share:
Basic	53,989	52,102
Diluted	56,782	54,452

Getty Images, Inc.

First Quarter 2003 Financial Results

GETTY IMAGES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2003	December 31, 2002
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$78,336	$76,105
Short-term investments	55,288	40,698
Accounts receivable, net	79,132	73,006
Inventories	1,221	1,615
Prepaid expenses	8,301	6,925
Deferred income taxes, net	11,144	11,147
Other current assets	4,059	3,493

Total current assets	237,481	212,989

Property and equipment, net	133,806	140,666
Goodwill	606,994	603,011
Identifiable intangible assets, net	17,729	18,606
Deferred income taxes, net	38,142	44,911
Other long-term assets	4,554	4,872

Total assets	$1,038,706	$1,025,055

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$59,575	$56,207
Accrued expenses	37,973	46,770
Income taxes payable	7,549	8,101

Total current liabilities	105,097	111,078
Long-term debt	245,065	244,739
Other long-term liabilities	2,208	1,285

Total liabilities	352,370	357,102

Stockholders’ equity
Common stock	542	539
Additional paid-in capital	1,011,906	1,007,015
Deferred compensation	(791)	(906)
Accumulated deficit	(326,040)	(339,270)
Accumulated other comprehensive income	719	575

Total stockholders’ equity	686,336	667,953

Total liabilities and stockholders’ equity	$1,038,706	$1,025,055

Getty Images, Inc.

First Quarter 2003 Financial Results

GETTY IMAGES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended March 31,
	2003	2002
	(In thousands)
Cash flows from operating activities:
Net income	$13,230	$2,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,934	15,344
Amortization	934	5,994
Deferred income taxes	6,924	2,240
Bad debt expense	1,315	1,336
Amortization of debt issuance costs	313	493
Other items	(34)	79
Change in assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(6,724)	(8,683)
Accounts payable	1,467	3,950
Accrued expenses	(8,941)	(3,094)
Income taxes	(723)	(3,364)
Other	(733)	(1,371)

Net cash provided by operating activities	21,962	15,604

Cash flows from investing activities:
Acquisition of available-for-sale investments	(14,664)	(7,638)
Acquisition of property and equipment	(8,194)	(10,319)
Acquisition of a business, net of cash acquired	(2,383)	—
Proceeds from disposition of assets	300	—

Net cash used in investing activities	(24,941)	(17,957)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,894	4,213
Repayment of debt	—	(4)

Net cash provided by financing activities	4,894	4,209

Effects of exchange rate differences	316	(1,332)

Net increase in cash and cash equivalents	2,231	524
Cash and cash equivalents, beginning of period	76,105	46,173

Cash and cash equivalents, end of period	$78,336	$46,697